1 RETENTION AWARD AGREEMENT This Retention Award Agreement (the “Agreement”), effective as of the date of the last signature below, is entered into between Hanesbrands Inc. (referred to as “HBI” or “the Company”) and M. Scott Lewis (referred to as "you" or "your"). The purpose of this Agreement is to establish the terms and conditions for your Retention Award opportunity. In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. RETENTION AWARD OPPORTUNITY. Subject to the terms of Paragraphs 5-8 below, if you are in an active employment status with the Company (or a subsidiary of the Company) at the end of the Retention Period, and have been cooperative and duly diligent in performing the duties of your position to the best of your ability during the Retention Period, you will receive a cash Retention Award. 2. RETENTION PERIOD. For purposes of this Agreement, the “Retention Period” is defined as the period beginning November 1, 2022 and continuing through October 31, 2025. 3. RETENTION AWARD. For purposes of this Agreement, the “Retention Award” shall consist of a cash payment in the amount of $772,000 (subject to all applicable withholdings). 4. DISBURSEMENT OF THE RETENTION AWARD. The disbursement of the Retention Award shall occur as follows:

2 i. Subject to your maintaining active employment with the Company (or a subsidiary of the Company), the Retention Award will be paid as follows. The first installment of $386,000 will be paid in cash as soon as practicable after October 31, 2024. The second installment of $386,000 will be paid in cash as soon as practicable after October 31, 2025. ii. Receipt of the Retention Award will be subject, as is required by applicable law, to applicable employment taxes and withholdings. To the extent permitted by applicable law, receipt of the Retention Award will not constitute remuneration for purposes of the calculation by your employer of any employment-related payments (including but not restricted to termination- related payments or any bonus amounts under the Company’s Annual Incentive Plan). 5. VOLUNTARY TERMINATION. Upon notice of your voluntary termination, you will not be eligible to receive any unpaid portion of the Retention Award. 6. INVOLUNTARY TERMINATION. If your employer terminates you for reasons other than negligence or misconduct prior to the end of the Retention Period, you will receive the entire Retention Award as provided in Paragraph 4, except that an unpaid portion will be paid as soon as administratively possible after the termination date. If your employer terminates you for negligence or misconduct, including a serious violation of the Company’s Code of Conduct prior to the end of the Retention Period, you will not be eligible to receive any portion of the Retention Award. 7. DEATH/PERMANENT DISABILITY. In case of your death or total permanent disability (as determined by the Company in its sole discretion) during the Retention Period, you (or your estate) will receive the entire Retention Award as provided in

3 Paragraph 4, except that any unpaid portion will be paid as soon as administratively possible after the date of your total permanent disability or death. 8. CONFIDENTIALITY. Subject to applicable law, during and after the Retention Period, you agree to maintain the terms and nature of this Agreement in strict confidence and not to disclose (other than to your spouse, domestic partner, legal counsel, or tax or financial advisor) any details of this Agreement or to comment either favorably or unfavorably about this Agreement. Disclosure of this Agreement or any of its provisions will result in immediate forfeiture of all rights to the Retention Award (or claw back of the entire Retention Award, if already paid) and also may lead to disciplinary action unless this would be contrary to applicable law. Your repayment to Hanesbrands Inc. of the entire Retention Award will be due within 30 days after notice by HBI of your breach/violation of this agreement. 9. NO GUARANTEE OF EMPLOYMENT. Nothing contained in the Agreement gives you any right to continued employment for any fixed period or restricts your employer's right to end your employment at any time in compliance with applicable regulation. 10. RIGHT OF OFFSET. By accepting a Retention Award, you consent to and authorize the Company to deduct any amounts owed by you to the Company for any reason from any amounts payable by the Company to you under this Agreement. 11. SEVERABILITY. Should any provision of this Agreement be determined by a court of competent jurisdiction or other legal authority to be illegal or otherwise unenforceable, the validity of the remaining provisions shall not be impaired. 12. APPLICABLE LAW. The parties agree that this Agreement is entered into and will be governed by and construed in accordance with the laws of the State of North Carolina. HBI and you agree that any controversy or claims arising out of or in any way relating to this Agreement, whether at common law or under a statute, shall be

4 adjudicated exclusively by either the Middle District of North Carolina (a federal court) or the appropriate state court located within Forsyth County. HBI and you hereby consent to and submit to the jurisdiction of the state and federal courts within North Carolina and agree that process may be served upon them in any manner provided by the laws of the State of North Carolina. 13. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties hereto and super cedes any previous agreement or understanding with respect to the subject matter contained herein. It shall not be changed, modified, or amended except in writing and signed by both parties. HANESBRANDS INC. M. Scott Lewis By: /s/ Elizabeth C. Southern By: /s/ M. Scott Lewis Title: VP, Global Compensation & Benefits Title: SVP, Chief Accounting Officer _ Date: December 13, 2022 Date: December 9, 2022